EXHIBIT 10.4

TECHNICAL SERVICES AGREEMENT

THIS TECHNICAL SERVICES AGREEMENT (this “Agreement”), is entered into as of this          day of                 , 2002, by and between CONSTAR INTERNATIONAL INC., a Delaware corporation (“Constar”) and CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“Crown”).

RECITALS

A.  Constar currently provides certain services to the joint ventures included on Schedule A hereto (the “Crown Joint Ventures”).

B.  Crown and Constar are contemplating that an initial public offering will be made of a portion of the capital stock of Constar (the “Initial Public Offering”), resulting in partial public ownership of Constar, and Crown and Constar both desire for Constar to continue to provide certain services to the Crown Joint Ventures on Crown’s behalf following the Initial Public Offering.

C.  Crown and Constar desire to enter into this Agreement to set forth the roles and responsibilities with regard to services to be provided by Constar to the Crown Joint Ventures following the Initial Public Offering.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Crown and Constar, for themselves and their successors and assigns, and intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

GENERAL

1.1.    Definitions.    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Corporate Agreement, dated as of the date hereof, between Crown and Constar. For purposes of this Agreement, each Crown Joint Venture shall be deemed to be a Crown Entity and a Crown Indemnitee.

1.2.    Representations.

Each of Crown and Constar represents and warrants to the other that:

(a)  it has the requisite corporate authority to enter into and perform this Agreement;

(b)  its execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action on its behalf; and

(c)  this Agreement is enforceable against it.

ARTICLE II

SERVICES

2.1.    Services.

(a)  During the term of this Agreement, subject to the terms and conditions of this Agreement, Constar agrees to provide or cause the other Constar Entities to provide to Crown and the Crown Joint Ventures, as applicable, the services described in Exhibit A hereto (the “Services”). Exhibit A is hereby incorporated by reference herein and forms part of this Agreement.

(b)  From time to time, Crown or the Crown Joint Ventures may submit reasonable requests to Constar to provide Services to the Crown Joint Ventures. Constar shall, consistent with historical practices, provide such Services within the timeframe and at a level and quality substantially equivalent to that performed by Constar or the applicable Constar Entity for the Crown Joint Ventures prior to the date of execution of this Agreement. Crown will use its reasonable efforts to provide Services to the Crown Joint Ventures and Constar shall not be obligated to provide Services to the extent that such Services (i) do not related to the PET business and (ii) can reasonably be provided by Crown within a timeframe, at a level of quality and at a cost substantially equivalent to that that could be provided by Constar.

(c)  Crown and Constar have made a good faith effort as of the date hereof to identify each Service and to complete the content of Exhibit A accurately. To the extent that Exhibit A is incomplete and the Crown Joint Ventures require additional services from Constar, Crown and Constar will use good faith efforts to modify Exhibit A. Constar may reasonably supplement, modify, substitute or otherwise alter the Services from time to time in a manner consistent with supplements, modifications, substitutions or alterations made with respect to similar services provided or otherwise made available by Constar to its business units and facilities or customers; provided, that such supplements, modifications, substitutions or alterations do not materially prevent the Crown Joint Ventures from realizing the intended benefit of such Services.

(d)  Notwithstanding the other provisions of this Section 2.1, neither Constar nor any of the other Constar Entities makes any representation or warranty whatsoever, express or implied, including, without limitation, any representation or warranty as to the merchantability or fitness for a particular purpose arising out of the Services described in Exhibit A. In furtherance of the foregoing, none of the Constar Entities shall have any liability for any defects in the Services provided hereunder.

2.2.     Fees; Payment.

(a)  In consideration for the performance of each of the Services requested by Crown or the Crown Joint Ventures, Crown shall pay to Constar an amount for each of the Services set forth in, or negotiated in good faith by Constar and Crown in accordance with, Exhibit A, as amended from time to time in accordance with this Agreement. Any federal, state, local or foreign income taxes, charges, fees, imposts, levies, contributions or other assessments assessed on the provision of each of the Services shall be paid by Crown (all such charges, plus the amounts described in the preceding sentence, the “Fee”).

(b)  Within ten (10) days of the end of each month during the term of this Agreement, Constar shall invoice Crown for all Services performed by the Constar Entities during such month in accordance with the terms of this Agreement, unless otherwise provided on Exhibit A. Crown shall pay the Fee for the Services delivered during the prior month pursuant to this Agreement within thirty (30) days after the invoice for such Services has been provided by Crown in accordance with this Section 2.2(b).

2.3.    Additional Services.    Crown and Constar may from time to time identify additional Services that they wish to incorporate into this Agreement. In such event, Crown and Constar will add items to Exhibit A setting forth mutually agreeable descriptions of such additional Services, Fees for such Services and any other applicable terms with respect to such Services. If Crown and Constar cannot mutually agree upon such additional items, such additional Services will not become part of Exhibit A of this Agreement and Constar will have no obligation to provide such additional Services.

2.4.    Independent Contractor.    Neither party is now, nor shall it be made by this Agreement, an agent or legal representative of the other party for any purpose, and neither party has any right or authority to create any obligation, express or implied, on behalf of the other party, to accept any service of process upon it, or to receive any notices of any kind on its behalf. All activities by any of the Constar Entities hereunder shall be carried on by such Constar Entity as an independent contractor and not as an agent for Constar or any other Constar Entity.

2.5.    Representatives.    Crown and Constar will each appoint a representative (each, a “Representative”) to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party. The initial Representatives are Torsten J. Kreider with respect to Crown and James C.T. Bolton with respect to Constar. Each party may replace its Representative at any time for any reason by giving prior written notice of the replacement to the other party.

ARTICLE III

LICENSE

3.1.    Grant of License.    The Crown Entities have obligations to license certain manufacturing technology to the Crown Joint Ventures. To the extent that Constar has rights in and to such manufacturing technology pursuant to the Master Assignment and Assumption Agreement executed in connection with the Initial Public Offering or otherwise, Constar hereby grants to the Crown Entities a non-exclusive, royalty-free license to such manufacturing technology solely for the purpose of allowing, and solely to the extent necessary to allow, the Crown Entities to continue to fulfill their licensing obligations to the Crown Joint Ventures. The license granted under this Section 3.1 shall survive any termination or expiration of this Agreement.

3.2.    Royalties.    Nothing in this Agreement shall be construed to prohibit the Crown Entities from receiving royalties or other fees from the Crown Joint Ventures. The Crown Entities shall not obligated to pay such royalties or fees received from the Crown Joint Ventures to Constar except as obligated in the agreements with the Crown Joint Ventures.

3.3.    No Warranties.    Constar and the other Constar Entities make no representations or warranties whatsoever, express or implied, as to the license granted hereunder, and expressly disclaim any such representations or warranties.

ARTICLE IV

COOPERATION

4.1.    Cooperation.    The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such good faith cooperation will include using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations under this Agreement. If this Agreement is terminated in whole or in part, the parties will cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption to the business of both parties, including the assignment or transfer of the rights and obligations under any contracts.

ARTICLE V

TERM AND TERMINATION

5.1.    Term.    The term of this Agreement shall commence upon the Initial Public Offering Date and shall continue in effect until the expiration or termination of the obligation of the Crown Entities to provide Services to the Crown Joint Ventures, unless (a) otherwise provided with respect to any Service on Exhibit A or (b) this Agreement is terminated pursuant to Section 5.3. Upon the expiration or termination of this Agreement pursuant to this Section 5.1, the rights and obligations of the parties hereunder shall terminate, except for the rights and obligations of the parties under Section 5.1, Articles III, VI and VII, and Sections 8.8 and 8.9 hereof, which shall survive such expiration or termination without limitation. Upon such expiration or termination, Constar shall cease to have any obligation to provide any Services, and each party will promptly deliver to the other all data, programs, software materials, and other properties owned by the other and held by it in connection with the performance of this Agreement. Each party will assist the other at such other party’s reasonable request in effecting the orderly termination of this Agreement.

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